UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

_____________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 23, 2007

HCC INSURANCE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13790	76-0336636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13403 Northwest Freeway Houston, Texas	77040-6094
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (713) 690-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.    Entry Into a Material Definitive Agreement.

On October 24, 2007, we issued a press release announcing that we expanded our credit line to $575 million from $300 million under our revolving loan facility effective as of October 23, 2007 and entered into an amendment to the facility in connection with the expansion.  A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference and is also available at HCC’s website at www.hcc.com.

Except as described in the press release, the material terms of our revolving loan facility remain unchanged, provided that the summary of terms is qualified in its entirety by reference to the amendment, a copy of which is filed herewith as Exhibit 10.1.

Certain of the lenders under our revolving loan facility, as amended, have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services, or other services to us and our subsidiaries, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement
                                 of a Registrant.

The information provided in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

No.	Exhibit
10.1
First Amendment to Loan Agreement dated as of October 23, 2007 with Wells Fargo Bank, National Association, Citibank, N.A., Wachovia Bank, National Association, Royal Bank of Scotland, Amegy Bank National Association, The Bank of New York, KeyBank National Association, Bank of America, N.A. and Deutsche Bank AG New York Branch

99.1	Press Release dated October 24, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCC INSURANCE HOLDINGS, INC.

Date:  October 24, 2007
By:      /s/ Frank J. Bramanti_______
Frank J. Bramanti,
Chief Executive Officer

EXHIBITS INDEX

No.	Exhibit
10.1
First Amendment to Loan Agreement dated as of October 23, 2007 with Wells Fargo Bank, National Association, Citibank, N.A., Wachovia Bank, National Association, Royal Bank of Scotland, Amegy Bank National Association, The Bank of New York, KeyBank National Association, Bank of America, N.A. and Deutsche Bank AG New York Branch

99.1	Press Release dated October 24, 2007